EXHIBIT 10(o)

                   MANAGEMENT AGREEMENT AMENDMENT NO. 5


          This Agreement is made this 28th day of February, 1995 between Thomas Edison Inns, Inc., a Michigan corporation ("Inns"), St. Clair Inns, Inc., a Michigan corporation ("St. Clair"), Spring Lake Inn, Inc., a Michigan corporation ("Spring Lake"), Thomas Edison Inn, Incorporated, a Michigan corporation ("Thomas Edison") and the Innkeepers Management Company ("Manager").


                              R E C I T A L S

     A. The undersigned parties have executed a Management Agreement effective December 1, 1986 as amended by Agreements dated December 8, 1987, November 18, 1988, February 25, 1992 and February 11, 1995 (as amended the "Agreement"), which provides that for the management of certain hotels owned by St. Clair, Spring Lake and Thomas Edison as set forth in such Agreement.

     B. Although the parties have most recently amended the Agreement to extend the term of the Agreement to December 1, 1996 and continue the existing management fee of 3% of gross revenues, the parties hereto have agreed to amend the Agreement to revise those terms pursuant to the Agreement and Amendment dated February 28, 1995 among Robert J. Skandalaris ("Skandalaris"), Donald Reynolds and the parties hereto.

     C. Inns has entered into a consulting agreement with Skandalaris to provide certain financial services to the Hotels.


     D. The parties have agreed to, among other things, reduce the management fee from 3% to 2% of gross revenues to reflect the reduction of services to be provided by Manager as a result of consulting services to be provided by Skandalaris.

          Agreements. In consideration of the foregoing, the undersigned parties hereby agree:

     1. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

     2. Paragraph 2 of the Agreement is hereby amended such that beginning March 1, 1995, the term of the Agreement shall be to December 1, 1996, provided, however, that the Agreement may be terminated by Inns, St. Clair, Spring Lake and Thomas Edison at any time upon 30 days prior written notice to Manager.



     3. Paragraph 10 of the Agreement is hereby amended such that beginning March 1, 1995, the Manager's sole compensation for its services hereunder shall be a management fee, in respect of each fiscal year of each Hotel (or portion of such fiscal year) from March 1, 1995 until the Agreement is terminated, equal to 2% of the Gross Revenues derived from the operations of the Hotels. Manager shall be reimbursed for all permitted expenditures on behalf of Inns or the Hotels.

     4. Except as specifically amended hereby, the remaining terms of the Agreement shall continue in full force and effect.



          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                             Innkeepers Management Company


                                             By: /s/Donald W. Reynolds
                                                  Its:  President

                                             Thomas Edison Inns, Inc.


                                             By: /s/Donald W. Reynolds
                                                  Its:  President

                                             St. Clair Inn, Inc.


                                             By: /s/Donald W. Reynolds
                                                  Its:  President

                                             Spring Lake Inn, Inc.


                                             By: /s/Donald W. Reynolds
                                                  Its:  President

                                             Thomas Edison Inn, Incorporated


                                             By: /s/Donald W. Reynolds
                                                  Its:  President





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